UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square 2001 Market Street, 28th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Lease Agreement

On December 15, 2020, Passage Bio, Inc. (the “Company”) entered into a lease agreement (the “Princeton West Lease”) with Hopewell Campus Owner, LLC (the “Landlord”), with a commencement date of the later of (i) March 15, 2021 or (ii) the date the Landlord delivers the property in sufficient delivery condition (the “Commencement Date”). The Princeton West Lease premises include approximately 62,000 square feet, located at 311 Pennington Rocky Hill Road, Hopewell, New Jersey (the “Premises”). The Company expects to use the Premises as a new Chemistry Manufacturing Controls laboratory. The Princeton West Lease has a 15-year term from the Commencement Date, and the Company has an option to extend the term of the Princeton West Lease by up to two additional five-year terms. The initial annual rent under the lease is approximately $1.5 million (after partial rent abatement for the first year). The aggregate estimated rent payments due over the initial term of the Princeton West Lease is approximately $40.3 million. The Company will not be required to post a security deposit.

The Princeton West Lease is filed as Exhibit 10.1 to this report and the foregoing description of the terms of the Princeton West Lease is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Lease, dated December 15, 2020 by and between the Registrant and Hopewell Campus Owner, LLC

* Registrant has omitted schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: December 18, 2020	By:	/s/ Richard Morris
Richard Morris
Chief Financial Officer

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